Exhibit 99.2O

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                   SECOND QUARTER
                    2004    2003 Percent    Percent  Percent
                                 Change     Change   Change
                                  Total   Operations Currency
Sales to customers
by segment of
business
 Consumer
   U.S.                $987     931    6.0 %      6.0     --
   International      1,013     888   14.1        9.0    5.1
                      2,000   1,819   10.0        7.5    2.5
 Pharmaceutical
   U.S.               3,643   3,278   11.1       11.1     --
   International      1,784   1,606   11.1        5.1    6.0
                      5,427   4,884   11.1        9.1    2.0

Med Device &
Diagnostics
   U.S.               2,038   1,903    7.1        7.1     --
   International      2,019   1,726   17.0        9.7    7.3
                      4,057   3,629   11.8        8.3    3.5

U.S.                  6,668   6,112    9.1        9.1     --

International         4,816   4,220   14.1        7.8    6.3

Worldwide           $11,484  10,332   11.1 %      8.5    2.6

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                      SIX MONTHS
                    2004    2003 Percent    Percent  Percent
                                 Change     Change   Change
                                  Total   Operations Currency
Sales to customers
by segment of
business
 Consumer
   U.S.              $2,067   1,931    7.0 %      7.0     --
   International      1,980   1,679   17.9        9.3    8.6
                      4,047   3,610   12.1        8.1    4.0
 Pharmaceutical
   U.S.               7,286   6,541   11.4       11.4     --
   International      3,517   3,009   16.9        7.0    9.9
                     10,803   9,550   13.1       10.0    3.1

Med Device &
Diagnostics
   U.S.               4,233   3,652   15.9       15.9     --
   International      3,960   3,342   18.5        7.8   10.7
                      8,193   6,994   17.1       12.0    5.1

U.S.                 13,586  12,124   12.1       12.1     --

International         9,457   8,030   17.8        7.8   10.0

Worldwide           $23,043  20,154   14.3 %     10.3    4.0



Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                 SECOND QUARTER
                     2004   2003 Percent    Percent  Percent
                                 Change     Change   Change
                                  Total   Operations Currency
Sales to customers by
geographic area

U.S.                  $6,668  6,112    9.1 %      9.1     --

Europe                 2,779  2,451   13.4        6.0    7.4
Western Hemisphere       622    555   12.1       11.6    0.5
excluding U.S.
Asia-Pacific, Africa   1,415  1,214   16.6        9.8    6.8
International          4,816  4,220   14.1        7.8    6.3

Worldwide            $11,484 10,332   11.1 %      8.5    2.6

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                     SIX MONTHS
                     2004   2003 Percent    Percent  Percent
                                 Change     Change   Change
                                  Total   Operations Currenc
Sales to customers by
geographic area

U.S.                 $13,586 12,124   12.1 %     12.1     --

Europe                 5,486  4,669   17.5        5.9   11.6
Western Hemisphere     1,219  1,027   18.7       13.2    5.5
excluding U.S.
Asia-Pacific, Africa   2,752  2,334   17.9        9.3    8.6
International          9,457  8,030   17.8        7.8   10.0

Worldwide            $23,043 20,154   14.3 %     10.3    4.0

Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except Per Share Figures)
                               SECOND QUARTER
                    2004     2004    2003      2003  Percent
                  Amount   Percent  Amount   Percent Increase
                             to                to   (Decrease)
                            Sales             Sales

Sales to customers $11,484  100.0  $10,332   100.0     11.1
Cost of products
sold                 3,162   27.5    2,966    28.7      6.6
Selling, marketing
and administrative
expenses             3,711   32.3    3,396    32.9      9.3
Research Expense     1,182   10.3    1,082    10.5      9.2
In-process research
& development           --     --      900     8.7
Interest (income)
expense, net            17    0.1        7      --
Other (income)
expense, net           (23)  (0.1)     (75)   (0.7)
Earnings before
provision for taxes
on income            3,435   29.9    2,056    19.9     67.1
Provision for taxes
on income              977    8.5      846     8.2     15.5
Net earnings        $2,458   21.4   $1,210    11.7    103.1

Net earnings per
share (Diluted)      $0.82           $0.40            105.0

Average shares
outstanding
(Diluted)          3,005.3         3,015.9

Effective tax rate   28.5 %           41.1 %


Earnings excluding
In-process research
& development
 Earnings before
provision for taxes
on income          $3,435   29.9    $2,956 [1]   28.6  16.2
 Net earnings      $2,458   21.4    $2,110 [1]   20.4  16.5
 Net earnings per
share (Diluted)     $0.82            $0.70 [1]         17.1
 Effective tax rate  28.5 %           28.6 %

[1] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $900 million and $0.30 per share, respectively, which is in-process research and development charges.

Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except Per Share Figures)
                                   SIX MONTHS
                    2004    2003 Percent    Percent  Percent
                                 Change     Change   Change
                                  Total   Operations Currency

Sales to customers $23,043  100.0 $20,154     100.0     14.3
Cost of products
sold                 6,529   28.3   5,688      28.2     14.8
Selling, marketing
and administrative
expenses             7,351   31.9   6,649      33.0     10.6
Research Expense     2,278    9.9   2,018      10.0     12.9
In-process research
& development           --     --     918       4.6
Interest (income)
expense, net            23    0.1       7        --
Other (income)
expense, net           (77)  (0.3)   (112)     (0.5)
Earnings before
provision for taxes
on income            6,939   30.1   4,986      24.7     39.2
Provision for taxes
on income            1,988    8.6   1,705       8.4     16.6
Net earnings        $4,951   21.5  $3,281      16.3     50.9

Net earnings per
share (Diluted)      $1.65          $1.09               51.4

Average shares
outstanding
(Diluted)          3,004.4        3,015.2

Effective tax rate    28.6 %         34.2 %


Earnings excluding
In-process research
& development
 Earnings before
provision for taxes
on income           $6,939   30.1  $5,904 [2]   29.3     17.5
 Net earnings       $4,951   21.5  $4,196 [2]   20.8     18.0

 Net earnings per
share (Diluted)      $1.65          $1.39 [2]            18.7
 Effective tax rate  28.6 %           28.9 %

[2] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $918 million, $915 million and $0.30 per share, respectively, which is in-process research
& development charges.